Exhibit 99.4

URANIUM ENERGY CORP.
(the “Corporation”)

BOARD MANDATE

Mandate

The Board of Directors of the Corporation (or the “Board”) is responsible for the stewardship of the Corporation. The Board supervises the management of the business and affairs of the Corporation, with a goal of enhancing long-term shareholder value.

Specifically, the Board is charged with responsibility for:

(a)

to the extent feasible, satisfying itself as to the integrity of the chief executive officer and other executive officers and that the chief executive officer and other executive officers create a culture of integrity throughout the Corporation;

(b)	adopting a strategic planning process and approving, on at least an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of the business;

(c)	the identification of the principal risks of the Corporation’s business, and ensuring the implementation of appropriate systems to manage these risks;

(d)	succession planning (including appointing, training and monitoring senior management);

(e)	adopting a communication policy for the Corporation;

(f)	the Corporation’s internal control and management information systems; and

(g)	developing the Corporation’s approach to corporate governance, including developing a set of corporate governance principles and guidelines that are specifically applicable to the Corporation.

Membership

The Board of Directors is elected by the shareholders of the Corporation to hold office for the ensuing year or until their successors are elected or appointed.

The Board may from time to time designate one of the members of the Board to be the Chair of the Board. The Chair of the Board should be an independent director. Where the Chair of the Board is not an independent director, the independent directors must designate one of their number to act as Lead Director.

Board Committees

To assist it in exercising its responsibilities, the Board hereby establishes two standing committees of the Board: an “Audit Committee” and a “Compensation and Corporate Governance Committee”. The Audit Committee and the Compensation and Corporate Governance Committee shall be composed of a majority of “independent” directors (as such term is defined and delineated in each of CSA National Instrument 52-110 – Audit Committees (“NI 52-110”) and in Section 803(2) of the Amex Company Guide and Rule 10A-3 of the United States Securities and Exchange Act of 1934, as amended (collectively, “Rule 10A-3”). The Board may establish other standing committees, from time to time.

Each committee shall have a written charter. At a minimum, each charter shall clearly establish the committee’s purpose, responsibilities, member qualifications, member appointment and removal, structure and operations (including any authority to delegate to individual members and subcommittees), and manner of reporting to the Board. Each charter shall be reviewed by the Board (or a committee thereof) on at least an annual basis.

The Board is responsible for appointing directors to each of its committees, in accordance with the written charter for each committee.

Expectations of Directors

The Board expects that each director will, among other things:

(a)	act honestly, in good faith and in the best interests of the Corporation;

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances;

(c)	commit the time and energy necessary to properly carry out his or her duties;

(d)	attend all Board and committee meetings, as applicable; and

(e)	review in advance all meeting materials and otherwise adequately prepare for all Board and committee meetings, as applicable.

Meetings and Participation

The Board shall meet at least once per quarter, or more frequently as circumstances dictate. The Chair of the Board, the “Lead Director” or any two directors may call a meeting of the Board.

Meeting agendas will be prepared and provided in advance to directors, along with appropriate briefing materials. The agenda will be set by the Chair of the Board in consultation with the Lead Director (if any) and based on input from other directors of the Board and senior management.

No business may be transacted by the Board except at a meeting at which a quorum of the Board is present. A quorum for meetings of the Board is a majority of its directors. The Board may invite such officers, directors and employees of the Corporation as it may see fit from time to time to attend meetings of the Board and assist in the discussion of the Board.

The non-management directors shall meet from time to time without any member of management being present (including any director who is a member of management).

The Board shall keep minutes of its meetings in which shall be recorded all action taken by it, which minutes shall be subsequently presented to the Board for review and approval.

Duties, Powers, and Responsibilities

1.	Supervising Management of the Corporation

The Board is responsible for:

(a)	designating the offices of the Corporation, appointing such officers, specifying their duties and delegating to them the power to manage the day-to-day business and affairs of the Corporation;

(b)	reviewing the officers’ performance and effectiveness; and

(c)	acting in a supervisory role, such that any duties and powers not delegated to the officers of the Corporation remain with the Board and its committees.

2.	Strategic Planning

The Board is responsible for adopting a strategic planning process for the Corporation. Such process shall include:

(a)	the Board overseeing the Corporation’s strategic direction and major policy decisions generally;

(b)	the Board devoting at least a day-long meeting to strategic planning annually; and

(c)	the Board discussing strategies and their implementation regularly at the Board meetings.

On at least an annual basis, the Board shall approve the Corporation’s strategic plan or an update to the Corporation’s long term strategic plan, which shall take into account, among other things, the opportunities and risks of the Corporation’s business. The Board shall review and approve the corporate financial goals, operating plans and actions of the Company, including significant capital allocations, expenditures and transactions that exceed thresholds set by the Board.

3.	Risk Management

The Board is responsible for identifying the principal risks of the Corporation’s businesses and ensuring that those risks are effectively managed, including appropriate crisis preparedness, business continuity, information system controls, cybersecurity and disaster recovery plans, as well as environmental, social and governance (ESG) matters). Among other things, the Board shall review the Corporation’s risk management policies and procedures. The Board may delegate to the Audit Committee responsibility for reviewing the Corporation’s internal controls and risk management policies and procedures related to the finance and accounting aspects of the business.

The Board shall ensure that systems are in place to identify principal risks to the Corporation and its businesses and that appropriate procedures are in place to manage those risks and to address and comply with applicable regulatory, corporate, securities and other compliance matters. Specifically, the Board shall ensure that procedures are in place to comply with the law, the Corporation’s Articles and By-laws, the Corporation’s Code of Business Conduct and Ethics, all exemption orders issued in respect of the Corporation by applicable securities regulatory authorities and all other significant Corporation policies and procedures.

4.	Succession Planning

The Board is responsible for overseeing succession planning matters for officers and senior management, including the appointment, training and monitoring of such persons, and to assist them with certain of those responsibilities, the Board has established the Compensation and Corporate Governance Committee.

The Board is also responsible for:

(a)	generally ensuring depth in senior management;

(b)	reviewing candidates for senior management positions;

(c)	considering annually the organizational structure of the Corporation; and

(d)	considering annually other succession planning matters.

5.	Communications Policy

The Board is responsible for adopting a communications policy that ensures that the Corporation communicates effectively with its shareholders, other stakeholders, and the public in general. The Corporate Disclosure Policy shall:

(a)	contain measures for the Corporation to comply with its continuous and timely disclosure requirements and to avoid selective disclosure;

(b)	address how the Corporation interacts with analysts, investors, other key stakeholders and the public; and

(c)	address who reviews and approves major Corporation announcements.

The Corporation shall maintain an investor relations group contact with the responsibility of maintaining communications with the investing public in accordance with the Corporate Disclosure Policy. The Audit Committee shall review the Corporate Disclosure Policy at least annually.

6.	Internal Controls

The Board is responsible for ensuring the integrity of the Corporation’s internal control and management information systems. The Board may delegate its responsibilities relating to the Corporation’s internal control and management information systems to the Audit Committee.

7.	Corporate Governance

The Board is responsible for developing the Corporation’s approach to corporate governance, including developing a set of corporate governance principles and guidelines that are specifically applicable to the Corporation. The Board shall monitor and evaluate the effectiveness of the system of corporate governance at the Corporation, including the information requirements for the Board, the frequency and content of meetings and the need for any special meetings, communication processes between the Board and management, the charters of the Board and its committees and policies governing size and compensation of the Board. To assist them with certain of these responsibilities, the Board has established the Compensation and Corporate Governance Committee.

8.	Measures for Receiving Feedback from Security Holders

The Board shall establish procedures to ensure that the Corporation, through management, provides timely information to current and potential security holders and responds to their inquiries. The purpose of these procedures will be to ensure that every security holder inquiry receives a prompt response from an appropriate spokesperson in accordance with the Corporation’s Corporate Disclosure Policy. The Board (or a committee thereof) shall ensure that designated persons under the Corporate Disclosure Policy are available to meet regularly with financial analysts and institutional investors.

9.	Positions Description

The Board is responsible for:

(a)	developing clear written position descriptions for the Chair of the Board, Lead Director and the Chair of each Board committee;

(b)	together with the Corporation’s Chief Executive Officer (the “CEO”), developing a clear position description for the CEO, which includes delineating management’s responsibilities; and

(c)	developing or approving the corporate goals and objectives that the CEO is responsible for meeting.

10.	Orientation and Continuing Education

The Board is responsible for:

(a)	ensuring that all new directors receive a comprehensive orientation, so that they fully understand:

(i)

the role of the Board and its committees, as well as the contribution individual directors are expected to make (including, in particular, the commitment of time and energy that the Corporation expects from its directors); and

(ii)	the nature and operation of the Corporation’s business; and

(b)	providing continuing education opportunities for all directors, so that they may:

(i)	maintain or enhance their skills and abilities as directors; and

(ii)	ensure that their knowledge and understanding of the Corporation’s business remains current.

11.	Code of Business Conduct and Ethics

The Board is responsible for adopting a written code of business conduct and ethics (the “Code”), applicable to directors, officers and employees of the Corporation. The Code shall constitute written standards that are reasonably designed to promote integrity and deter wrongdoing and shall address the following issues:

(a)	conflicts of interest, including transactions and agreements in respect of which a director or executive officer has a material interest;

(b)	protection and proper use of corporate assets and opportunities;

(c)	confidentiality of corporate information;

(d)	fair dealing with the Corporation’s security holders, customers, suppliers, competitors and employees;

(e)	compliance with laws, rules and regulations; and

(f)	reporting of any illegal or unethical behaviour.

The Board is responsible for monitoring compliance with the Code. Any waivers from the Code that are granted for the benefit of the Corporation’s directors or executive officers shall be granted by the Board (or a Board committee) only.

12.	Nomination of Directors

The Board is responsible for nominating or appointing individuals as directors, and to assist it with this responsibility the Board has established the Compensation and Corporate Governance Committee.

Prior to nominating or appointing individuals as directors, the Board shall:

(a)	consider what competencies and skills the Board, as a whole, should possess;

(b)	assess what competencies and skills each existing director possesses (including the personality and other qualities of each director);

(c)	consider the appropriate size of the Board, with a view to facilitating effective decision-making; and

(d)	consider the advice and input of the Compensation and Corporate Governance Committee.

13.	Compensation Matters

The Board is responsible for overseeing compensation matters (including compensation of officers and other senior management personnel, approving the Corporation’s annual compensation budget and reviewing and approving matters related to the Corporation’s pension plans) and to assist it with these responsibilities, the Board has established the Compensation and Corporate Governance Committee.

More specifically, the Board is responsible for approving:

(a)	the CEO’s compensation level, after consideration of the evaluation conducted by and the recommendations of the Compensation and Corporate Governance Committee; and

(b)	non-CEO officer and director compensation, incentive-compensation plans and equity-based plans, after consideration of the recommendations of the Compensation and Corporate Governance Committee.

14.	Regular Board Assessments

The Board is responsible for regularly and at least annually assessing its own effectiveness and contribution, as well as the effectiveness and contribution of each Board committee and each individual director. Such assessments should consider:

(a)	in the case of the Board, this mandate;

(b)	in the case of a Board committee, the committee’s charter; and

(c)	in the case of an individual director, the applicable position description(s), as well as the competencies and skills each individual director is expected to bring to the Board.

15.	Outside Advisors

The Board is responsible for implementing a system which enables an individual director, the Board or a committee to engage an external advisor at the expense of the Corporation in appropriate circumstances. Unless otherwise provided in a committee charter, the engagement of the external advisor shall be subject to the approval of the Board.

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